As filed with the Securities and Exchange Commission on June 20, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

SOHU.COM INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-0204667
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Vision International Center

No. 1 Unit Zhongguancun

Road East, Haidian District

Beijing 100084

People’s Republic of China

(011) 8610-6272-6666

(Address of Principal Executive Offices, Including Zip Code)

2000 STOCK INCENTIVE PLAN, AS AMENDED

(Full Title of the Plan)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

212-590-9200

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Timothy B. Bancroft, Esq.

Goulston & Storrs, P.C.

400 Atlantic Avenue

Boston, Massachusetts 02110

(617) 482-1776

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $.001 per share	1,500,000	$22.11	$33,165,000.00	$3,903.52

(1)	Estimated pursuant to Rule 457(h) and (c) solely for the purpose of calculating the amount of registration fee based on the average high and low prices reported by Nasdaq on June 17, 2005.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The information contained in Part II of the registration statement on Form S-8, SEC File No. 333-61814, is incorporated by reference into this registration statement.

The following documents are incorporated in this registration statement by reference:

(a)	the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and its Annual Report on Form 10 K/A for the fiscal year ended December 31, 2004, filed pursuant to the Securities Exchange Act of 1934 that contains audited financial statements for the fiscal year ended December 31, 2004;

(b)	the registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005 filed pursuant to the Securities Exchange Act of 1934;

(c)	the registrant’s Current Reports on Form 8-K filed on February 8, 2005, February 9, 2005, April 13, 2005, April 29, 2005 and June 1, 2005; and

(d)	the description of the registrant’s stock contained in its Registration Statement on Form 8-A dated July 7, 2000 and the description of the associated preferred stock purchase rights contained in the Registration Statement on Form 8-A filed July 30, 2001.

In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 8. Exhibits

Exhibit Number	Description
4.1	Sohu.com Inc. 2000 Stock Incentive Plan, as amended

5.1	Opinion of Goulston & Storrs, P.C.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Goulston & Storrs, P.C. (included in opinion filed as Exhibit 5.1)

23.3	Consent of TransAsia Lawyers, PRC counsel

24.1	Power of Attorney (included on signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on June 20, 2005.

SOHU.COM, INC.

By:	/s/ Carol Yu
Carol Yu
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles Zhang and Carol Yu, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Charles Zhang Charles Zhang	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	June 20, 2005

/s/ Carol Yu Carol Yu	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 20, 2005

/s/ Edward B. Roberts Edward B. Roberts	Director	June 20, 2005

/s/ Thomas Gurnee Thomas Gurnee	Director	June 20, 2005

/s/ Charles Huang Charles Huang	Director	June 20, 2005

/s/ Mary Ma Mary Ma	Director	June 20, 2005

/s/ Dave Qi Dave Qi	Director	June 20, 2005

/s/ Shi Wang Shi Wang	Director	June 20, 2005

Exhibit Index

Exhibit Number	Description
4.1	Sohu.com Inc. 2000 Stock Incentive Plan, as amended

5.1	Opinion of Goulston & Storrs, P.C.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Goulston & Storrs, P.C. (included in opinion filed as Exhibit 5.1)

23.3	Consent of TransAsia Lawyers, PRC counsel

24.1	Power of Attorney (included on signature page)